Exhibit 4.1

NUMBER B	SHARES

CUSIP 532192 10 1

SEE REVERSE SIDE FOR

CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

THIS CERTIFIES that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.02  PER SHARE, OF

LIFELINE HOLDINGS, INC.

transferable on the books of the Corporation at the office of its Transfer Agent by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate and the shares represented by it are hereby issued and shall be held subject to all of the provisions of the Articles of Organization and Bylaws of the Corporation and any amendments thereto, each of which the holder assents to by acceptance hereof.

This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[Lifeline Holdings, Inc. Seal]

/s/ Mark G. Beucler	/s/ Ronald Feinstein
Treasurer	President and Chief Executive Officer

COUNTERSIGNED AND REGISTERED:
REGISTRAR AND TRANSFER COMPANY
TRANSFER AGENT
AND REGISTRAR
BY
AUTHORIZED SIGNATURE

LIFELINE HOLDINGS, INC.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Lifeline Holdings, Inc. (the “Corporation”) and Registrar and Transfer Company (the “Rights Agent”) dated as of                                 , 2004, as the same may be amended, restated or renewed from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

The Corporation is authorized to issue more than one class and series of stock. The Corporation will furnish without charge to each shareholder who so requests a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof, which the Corporation is authorized to issue, and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request may be made to the Corporation or its Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT Custodian
TEN ENT	–	as tenants by the entireties	(Cust) (Minor)
JT TEN	–	as joint tenants with right of
		survivorship and not as tenants	under Uniform Gifts to Minors
		in common	Act
(State)

Additional abbreviations may also be used though not in the above list

For value received,                                                       hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

____________________________________________________________________________________________________

____________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____________________________________________________________________________________________________

____________________________________________________________________________________________________

shares of capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________________________ Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:

__________________________________________________________
NOTICE:	THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signatures Guaranteed:	__________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.